Exhibit 10.23

                      EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of the 8th day of February, 1997 by and between MUSTANG SOFTWARE, INC., a California corporation (the Company), and DONALD M. LEONARD (the Employee), with respect to the following facts:

     A. The Company wants to be assured of the continued association and services of the Employee to take advantage of his experience, knowledge and abilities in the Company's business and is willing to employ the Employee, and the Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

     B. The Employee from time to time in his employment may learn trade secrets and other confidential information concerning the Company, and the Company desires to safeguard such trade secrets and confidential information against unauthorized use and disclosure.

     ACCORDINGLY, the parties agree as follows:

1    EMPLOYMENT

     1.1 Employment and Duties. The Company employs the Employee as Vice President Finance and Chief Financial Officer and Employee accepts such employment and agrees to do, on the terms and conditions set forth below and during the term of this Agreement the following duties: Employees duties shall include primary responsibility for the Companys financial matters and tax strategies, supervision of the development and maintenance of the Companys accounting and customer database system, the duties as Chief Financial Officer set forth in Article III, section 10 of the Amended and Restated By-laws of the Company and such other duties and acts in connection with the Companys business, as reasonably may be required by the Companys Board of Directors.

     1.2 Service to Others. Employee will devote his entire productive time, ability and attention to, and will diligently and conscientiously use his best efforts to further the Company's business and will not, without the prior written consent of the Company's Board of Directors in each instance, do services of any kind, whether or not for compensation, for any person other than the Company, which services, in the sole opinion of the Company's Board of Directors, might materially interfere with the performance of his duties under this Agreement. Employee is not prohibited from making personal investments in other businesses, if those investments do not require Employee to participate in the operation of such businesses in which he invests and so long as none of the investments are in companies, partnerships, ventures or entities of any type or kind, or with an individual or individuals, in competition with or in the same or similar business as the Company. This limitation does not apply to any stock purchases in any company that is listed on the New York or American Stock Exchanges or the Nasdaq Stock Market provided such purchases do not exceed, in the aggregate, 1 percent of the outstanding stock of such company.

2    COMPENSATION

     2.1 Compensation. As the total compensation for the services which the Employee renders to the Company, the Company will pay Employee the following:

          2.1.1 An annual base salary in the amount of $85,000. Said salary, less applicable federal, state and local payroll and withholding deductions, will be payable by the Company on a semimonthly basis (in accordance with the Companys standard payroll practices applicable to all employees) during the term of this Agreement. The annual base salary may be increased by the Company from time to time but, if so increased, will not later be decreased.

          2.1.2 Employee will be entitled to group medical and life insurance as presently in place for Employee on the date this Agreement is made, and reimbursement of ordinary and necessary business expenses, travel or otherwise, and those expenses incurred by Employee in the furtherance of his obligations under this Agreement.

          2.1.3 Employee will be entitled to two (2) weeks paid vacation per year to be taken during such period(s) of his choosing. Employees vacation that is earned but not used during the year may be carried over into another year up to an aggregate maximum of five (5) days. The Company shall pay Employee the appropriate amount, based on Employees base annual salary at the date of termination, for any earned but unused vacation time existing at the date of termination of this Agreement.

     2.2 Illness. Subject to Sections 3.2.1 and 3.2.2, if the Employee is unable to render the services required under this Agreement on account of personal injuries or physical or mental illness, he will continue to receive all payments provided in this Agreement; provided, however, that any such payments may, at the sole option of the Company, be reduced by any amount that the Employee receives as disability compensation for the period covered by such payments under insurance policies, if any, maintained by the Company or under government programs.

3    TERM OF EMPLOYMENT AND TERMINATION

     3.1 Term. Unless sooner terminated pursuant to Section 3.2, the term of employment under this Agreement will be for one (1) year from the date of this Agreement; provided, however, that such term of employment will be renewed automatically for successive one (1) year terms unless written notice of non renewal is given by either the Company or Employee not less than thirty (30) days prior to the end of the initial term or any subsequent one (1) year term. Any such notice of non renewal will for purposes of subsection 3.2 of this Agreements be deemed a notice of termination without Cause (as defined below) if given by the Company and a notice termination by Employee without Good Reason (as defined below) if given by Employee.

     3.2 Termination. Employment under this Agreement will terminate prior to the expiration of its term upon the happening of any of the following events:

          3.2.1  The death of Employee.

          3.2.2 If Employee is absent from work because of illness or incapacity or for any other reason for a cumulative period of more than one hundred eighty (180) days in any consecutive twelve month period, the Company may terminate this Agreement upon the expiration of thirty days written notice to Employee.

          3.2.3   At the Company's option, with Cause or  without
Cause,  the  Company  may  terminate  this  Agreement  upon   the
expiration of thirty days written notice to Employee.

Cause means (a) the willful and continued failure by the Employee to substantially perform his duties under this Agreement (other than any such failure resulting from Employees incapacity due to physical or mental illness), (b) the willful engaging by Employee in misconduct which is materially damaging to the Company, monetarily or otherwise, or which would substantially impair the reputation and public perception of Company, or (c) the wilful violation by Employee of any of the provisions of Section 5 of this Agreement.

          3.2.4  At Employees option, with Good Reason or without
Good Reason, Employee may terminate this Agreement upon the expiration of thirty days written notice to the Company.

Good Reason means (a) a Change in Control of the Company (as defined below) or (b) a failure by the Company to comply with any material provision of this Agreement which has not been cured within 10 days after notice of the noncompliance has been given by Employee to the Company.

Change in Control means a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K or Item 5(e) of Schedule 14A under Regulation 14A promulgated under the Securities Exchange Act of 1934 (the Exchange Act); provided that, without limitation, such a Change in Control will be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, or any person who on the date of this Agreement is a director or officer of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or, (ii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, acquires all or substantially all of the assets or business of the Company, or (iii) during any period of two consecutive quarters during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

4    DUTIES AND COMPENSATION UPON TERMINATION.

     4.1 Duties. In the event that employment under this Agreement is terminated, Employee shall continue to perform his duties through the date of termination. After that neither the Company nor Employee shall have any remaining duties or obligations under this Agreement except that (a) the Company shall pay to the Employee, or his estate, such compensation as is due pursuant to Section 2.l, prorated through the date of termination, plus such severance compensation, if any, as is due pursuant to Section 4.2 and (b) Employee shall continue to be bound by Section 5.

     4.2  Severance Compensation.

          4.2.1 At the date of termination and provided Employee has continued to perform his duties through the date of termination, in addition to the compensation payable to Employee pursuant to Section 4.1, the Company shall pay Employee, in a lump sum, the amount equal to 8.33% of Employees annual base salary in effect at the date of termination multiplied by the number of months corresponding to the grounds for termination in the table below.


           Grounds for Termination                 Number of
                                                     Months

Death or Disability of Employee pursuant to         Zero (0)
Section 3.2.1 or 3.2.2.

By Company without Cause pursuant to Section        Nine (9)
3.2.3.


By Employee with Good Reason pursuant to
Section 3.2.4.

By Company with Cause pursuant to Section           Four (4)
3.2.3.


By Employee without Good Reason pursuant to
Section 3.2.4.

          4.2.2 Following the date of termination, the Company shall continue to provide Employee with (or pay the premiums for) the same medical coverage that the Company provided to Employee as of the date of termination for the number of months corresponding to the grounds for termination in the table set forth in subsection 4.2.1.

The provisions of this Agreement to pay Employee severance compensation in the event Employee is terminated for Cause will not diminish or otherwise affect the Companys right to claim and recover damages from Employee as result of any of the events or conduct leading to Employees termination for Cause.

5     TRADE SECRETS

     5.1 Trade Secrets. The Employee shall not, without the prior written content of the Company's Board of Directors in each
instance,  disclose  or  use  in  any  way,  either  during   his
employment by the Company or after it, except as required in the course of his employment with the Company, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the Trade Secrets) including, without limitation, any information concerning: existing and contemplated products; Inventions (as defined below); manufacturing procedures, methods, machines, compositions, technology or formulas; research and development
programs;   customer  lists,  customer  usage  and  requirements;
operating procedures; investments; financing; costs; employees; salaries; purchasing; accounting; marketing; merchandising; sales methods; pricing; profits; plans for future development; the identity, requirements, preferences, practices and methods of
doing   business  of  specific  parties  with  whom  the  Company
transacts business; and all other information which is related to any product, service or business of the Company, all of which Trade Secrets are the exclusive and valuable property of the
Company.   Notwithstanding the foregoing, Trade  Secrets  do  not
include information which is generally known in the industry in which the Company transacts business or is acquired from public sources and not gained in breach of this Agreement; Inventions means inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-
how,   improvements,  discoveries,  developments,   designs   and
techniques.

     5.2    Tangible   Items.  All  files,   accounts,   records,
documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to the Company, other then a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premise of the Company except as required in the course of employment by the Company, without the prior written consent of the Company's Board of Directors in each instance, and the same shall be promptly returned to the Company by the Employee on the expiration or termination of his employment or at any time prior to it upon the request of the Company. Notwithstanding the foregoing or anything to the contrary herein, Employee may remove and retain the following Company items as additional severance compensation irrespective of the reason for termination: the laptop computer and pilot personal organizer primarily used by Employee as of the date of termination.

     5.3 Solicitation of Employees. During his employment by the Company and for the nonsolicitation period after such employment specified in the table below (such period not to include any period of violation this subsection by the Employee or period which is required for litigation to enforce this subsection and during which the Employee is in violation of it), Employee will not, directly or indirectly, either for his own benefit or purposes or the benefit or purposes of any other person, employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the twelve months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of the Company.


                                                Nonsolication
                                                Period

If person to be solicited is an employee          12 months


If person to be solicited is an independent        6 months
contractor

     5.4 Injunctive Relief. Employee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of these provisions and, accordingly that the Company will be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection with it. This provision with respect to injunctive relief will not, however, diminish the Companys right to claim and recover damages.

6    MISCELLANEOUS

     6.1 Severable Provisions. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, will nevertheless be binding and enforceable.

     6.2 Successors and Assigns. All of the terms, provisions and obligations of this Agreement will inure to the benefit of and will be binding upon the parties to this Agreement and their respective heirs, representatives, successors and assigns. Notwithstanding the preceding sentence, neither this Agreement nor any rights under this Agreement will be assigned, pledged, hypothecated or otherwise transferred by the Employee without the prior written consent of the Company in each instance.

     6.3     Governing  Law.    The  validity,  construction  and
interpretation of this Agreement will be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that state.

     6.4 Consent to Jurisdiction. Employee and the Company, to the fullest extent he or it may effectively do so under applicable law, irrevocably (i) submit to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in or covering the City of Bakersfield over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that he or it is not subject to the jurisdiction of any such court, any objection that he or it may now or later have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) consents to process being served in any such suit, action or proceeding by mailing a copy of it by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 6.7. Each party agrees that such service (i) will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) will to the fullest extent permitted by law be taken and held to be valid personal service upon and personal delivery to such party.

     6.5 Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any its provisions.

     6.6 Entire Agreement. This Agreement contains the entire Agreement between the parties pertaining to the subject matter of it, and supersedes all prior Agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification or waiver of this Agreement will be valid unless executed by the party to be bound by it. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

     6.7 Notice. Any notice or other communication required or permitted under this Agreement will be in writing and will be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex, telecopier or e-mail, when such notice or other communication is transmitted to the telex or telecopier number or e-mail address specified below and the appropriate answer back or confirmation is received.

          If to the Company:
               Mustang Software
               6200 Lake Ming Road
               Bakersfield CA 93306
               Attention: President
               Telecopier Number: (805) 873-2457
               E-mail address: jim.harrer@mustang.com

          If to Employee:
               Donald M. Leonard
               9412 Brookstone Court
               Bakersfiled, CA 93312
               Telecopier Number: (805) 588-9250
               E-mail address: don.leonard@mustang.com

Either party may change the address to which such notices are to be addressed by giving the other party notice in the above manner.

     6.8 Attorneys Fees. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action will pay the successful partys expenses, including attorneys' fees, incurred in such action.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first set forth above.


The Company                          Employee

Mustang Software, Inc.


By:_/s/James A. Harrer________       ___/s/Donald M. Leonard__
     James A. Harrer                    Donald M. Leonard
     Its President